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                                                                 Exhibit 4.a.iii

                             SUPPLEMENTAL INDENTURE

     THIS SUPPLEMENTAL INDENTURE, dated as of July 26, 1994, between Masco Corporation, a Delaware corporation (the "Company"), and The First National Bank of Chicago, as trustee (the "Trustee").

     WHEREAS, the Company entered into an Indenture dated as of December 1, 1982 with Morgan Guaranty Trust Company (the "Indenture");

     WHEREAS, the Trustee is the successor trustee under the Indenture; and

     WHEREAS, Section 9.01(e) the Indenture provides for supplemental indentures to make changes, provided such action does not adversely affect the interests of the holders of the Securities.

     NOW, THEREFORE, the parties agree as follows:

     1. Section 6.10 of the Indenture shall be amended by inserting the following as a new subparagraph (e):

          "(e) Notwithstanding the provisions of Section 6.12, in connection with any sale or proposed sale of all or any portion of the corporate trust business of any Trustee hereunder or any other transaction that would result in a change of control of such corporate trust business, and provided that no Event of Default exists, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. Any removal of the Trustee and appointment of a successor trustee pursuant to the foregoing shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11."

     2. Except as hereinabove expressly set forth, all other terms and provisions set forth in the Indenture shall remain in full force and effect and without any change whatsoever being made hereby.

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     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be executed and acknowledged as of the date first written above.

                                        MASCO CORPORATION


                                        By: /s/ Gerald Bright
                                            ------------------------------------
                                        Name: Gerald Bright
                                        Title: Vice President


[Seal]
Attest:


/s/ Eugene A. Gargaro, Jr.
-------------------------------
Secretary


                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By: /s/ R.D. Manella
                                            ------------------------------------
                                        Name: R.D. Manella
                                        Title: Vice President


[Seal]
Attest:


/s/ Jamie Arlow
-------------------------------
Trust Officer

State of Michigan   )
                    ) ss
County of Wayne     )

     On the 22nd day of July, 1994, before me personally came Gerald Bright, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of Masco Corporation, the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        /s/ Nancy S. Steinrock
                                        ----------------------------------------
                                        Nancy S. Steinrock
                                        Notary Public
                                        Wayne County, Michigan
                                        My Comm. Exp.: Nov. 9, 1994

[NOTARIAL SEAL]


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State of Illinois   )
                    ) ss
County of Cook      )

     On the 22nd day of July, 1994, before me personally came R.D, Manella, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The First National Bank of Chicago, the corporation described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                        /s/ C.J. Bertelson
                                        ----------------------------------------
                                        C.J. Bertelson
                                        Notary Public
                                        State of Illinois
                                        My Comm. Exp.: Sept 1, 1997

[NOTARIAL SEAL]


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